                                                                 Exhibit 4.1

COMMON SHARES

NUMBER                                                                  SHARES

T                           VALUE PROPERTY TRUST
                   A MARYLAND REAL ESTATE INVESTMENT TRUST

THIS CERTIFICATE IS TRANSFERABLE
  IN THE CITIES OF BOSTON, MA.                                CUSIP 919904 10 2
      AND NEW YORK, N.Y.                    SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT


is the owner of

         FULLY PAID AND NON-ASSESSABLE COMMON SHARES $1 PAR VALUE, IN
                            VALUE PROPERTY TRUST
                            CERTIFICATE OF STOCK

a real estate investment trust formed under the laws of the State of Maryland under a Declaration of Trust dated as of October 8, 1970, as amended from time to time, a copy of which is on file with the Transfer Agent, by all the terms and provisions of which the holder or transferee hereof by accepting this certificate agrees to be bound. The shares represented hereby are transferable in the records of the Trust only by the registered holder hereof or by his agent duly authorized in writing on delivery to a Transfer Agent of this certificate properly endorsed or accompanied by a duly executed instrument of transfer together with such evidence of the genuineness thereof and such other matters as the Trust may reasonably require. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

   In Witness Whereof, the Trustees of the Trust, acting as such Trustees and not individually, have caused this certificate to be signed by the facsimile signatures of its President and its Secretary and a facsimile of its seal to be imprinted hereon.

Dated:

SECRETARY                                                            PRESIDENT

                            VALUE PROPERTY TRUST
                                  ORGANIZED
                                    1970
                                    SEAL
                                  MARYLAND



COUNTERSIGNED AND REGISTERED:
          THE FIRST NATIONAL BANK OF BOSTON
                                      TRANSFER AGENT
                                       AND REGISTRAR

BY
                                  AUTHORIZED OFFICER

                             VALUE PROPERTY TRUST
   PROVISIONS RELATING TO REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES.
   ------------------------------------------------------------------------

     THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN PROVISIONS OF THE TRUST'S DECLARATION OF TRUST, NO PERSON MAY (A) BENEFICIALLY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE OWNERSHIP LIMIT UNLESS SUCH PERSON IS AN EXISTING HOLDER (IN WHICH CASE, THE EXISTING HOLDER LIMIT SHALL BE APPLICABLE); (B) TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE SHARES OF CAPITAL STOCK BEING OWNED BENEFICIALLY BY FEWER THAN 100 PERSONS; (C) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER
SECTION 856(H) OF THE CODE OR (D) CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF 9.9% OF THE VALUE OF THE OUTSTANDING CAPITAL STOCK OF THE TRUST (UNLESS SUCH PERSON IS AN EXISTING CONSTRUCTIVE HOLDER). ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. FOR PURPOSES OF THE OWNERSHIP RESTRICTION DESCRIBED IN CLAUSE (A) ABOVE, THE "OWNERSHIP LIMIT" MEANS 9.9% OF THE VALUE OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE TRUST. CERTAIN TRANSACTIONS NOT INVOLVING THE DIRECT TRANSFER OF CAPITAL STOCK OF THE TRUST MAY RESULT IN THE APPLICATION OF THE RESTRICTIONS REFERRED TO ABOVE. ALL DEFINED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE TRUST'S DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS IN WRITING WITHIN FIVE (5) DAYS AFTER RECEIPT OF THE WRITTEN REQUEST. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SPECIAL TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- __________ Custodian __________
     TEN ENT -- as tenants by the entireties                                (Cust)               (Minor)
     JT TEN  -- as joint tenants with right of                            under Uniform Gifts to Minors
                survivorship and not as tenants                           Act _____________________
                in common                                                           (State)

    Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

   PLEASE INSERT TAX IDENTIFICATION
         NUMBER OF ASSIGNEE
----------------------------------------


----------------------------------------


--------------------------------------------------------------------------------
   (Please print or type name and address, including zip code, of assignee

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                                                                         Shares
------------------------------------------------------------------------
of beneficial interest represented by the within certificate and do hereby irrevocably constitute and appoint

                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said shares on the books of the within-named Trust, with full power of substitution in the premises.

Dated
     ---------------------------------------


                        -------------------------------------------------------
                        THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH
                NOTICE: THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE
                        IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED: -------------------------------------------------------
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, DIVIDENDS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP WHEN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15.